EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13(a)-14(b) AND 18 U.S.C. SECTION 1350

In connection with the quarterly report of Pacific Vegas Global Strategies, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Raymond Chou, Chief Executive Officer of the Company, certify, pursuant to Rule 13a-l 4(b) and 18 U.S.C. Section 1350, that:

(1)                     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2006

/s/ RAYMOND CHOU
Raymond Chou
Chief Executive Officer